UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

MobileBits Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53953	26-3033276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6151 Lake Osprey Drive 3rd Floor Sarasota, Florida 34240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 610-7269

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 25, 2015, the Board approved the election of as a Director of the Company.

Hazem Bawab, age 35, is a Jordanian entrepreneur who has amassed extensive experience in management, IT and Sales. Over a span of time exceeding 14 years, he has established and worked with a number of key projects and organizations in the region, garnering unique insight into the inner workings of the regional IT and business development arenas. In 2001, he founded United Business Applications (UBA), a company that has since grown to become a regional leader in ERP, CRM, and mobile solutions. He has also worked as Client Manager in UBM (The leading IBM partner in Jordan). In 2005, he assume full management of UBA, leading the company through several hurdles and turning into the only SageCRM development partner in the Middle East and a regional leader in SageCRM and Sage Accpac ERP implementation services. In 2009, he created Centrix Software a new business solution for SME’s to tackle the region. During that time he also was part of the team that created Cloudview a cloud based CCTV solution.

Mr. Bawab was also one of the co-founders of Arabian Roots Jordan Branch, a Saudi Company that is one of the biggest traders in Building Materials, Power Tools and Heavy Machinery. During the last 2 years the company was able to represent Bosch Power Tools, Dynapac and Atlas Copco exclusively in Jordan.

He has a B.A. in International Management from Pepperdine University in California. He also acquired a Certified Computer Aided Research (CAR) certification from Arab Reporters for Investigative Journalism and is also a Certified Sage Sales Consultant.

Family Relationships and Other Arrangements or Understandings

There are no family relationships between any of the Company’s directors or officers and Mr. Bawab. There is no arrangement or understanding between Mr. Bawab and any other person pursuant to which Mr. Bawab was elected as a Director of the Company.

Related Party Transactions

There have been no transactions nor are there any proposed transactions between the Company and Mr. Bawab reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Material Plans, Contracts or Arrangements and Employment Agreements

Director Agreement with Hazem Bawab

On August 22 2015, Hazem Bawab entered into a Director Agreement with the Company. The term of the agreement is for one year, and is subject to renewal in accordance with the Company’s Articles of Incorporation and ByLaws, Mr. Bawab shall be paid meeting fees of $300 per meeting of the Board attended in person and $150 per meeting of the Board attended remotely. In addition, upon his election Mr. Bawab shall receive nonqualified stock options to purchase an aggregate of 180,000 shares of the common stock of the Company at an exercise price of $0.15, which stock options shall vest on the one year anniversary of Mr. Bawab’s election to the Board.

Also, pursuant to the Director Agreement, the Company agreed to indemnify Mr. Bawab to the fullest extent that would be permitted by law or by the organizational documents of the Company for certain liabilities arising by reason of his directorship with the Company, excluding liabilities resulted from fraud, gross negligence or willful misconduct of Mr. Bawab.   Mr. Bawab is also subject to a non-disclosure covenant and a non-solicitation covenant.

The foregoing description of the Director Agreement for Mr. Bawab is qualified in its entirety by reference to the Bawab Director Agreement, a copy of which the company intends to file with an upcoming periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEBITS HOLDINGS CORPORATION

Date: September 29, 2015	By:	/s/ Kent Kirschner
Kent Kirschner
Interim Chief Executive Officer

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